                                                                   Exhibit T3E24




                                  April 6, 1996




John N. Brincat
Mercury Finance Company
40 Skokie Boulevard
Northbrook, Illinois 60062

     Re:  Indemnification of Directors and Officers of
          MERCURY FINANCE COMPANY AND ITS SUBSIDIARIES

     Dear Mr. Brincat:

     The Certificate of Incorporation of Mercury Finance Company limits the scope of personal liability of directors for breaches of fiduciary duty as a director and extends to directors and officers indemnification in the event of personal liability or expenses incurred by them as a result of certain litigation.

     Therefore, by way of further consideration for your continuing service as a director or officer of Mercury Finance Company or subsidiaries (and as permitted by the Delaware General Corporation Law and Article 9 of the Corporation Charter) the corporation hereby commits to you as follows:

     You shall be protected by the corporation to the fullest extent permitted by applicable law from time to time in effect.

     If you have been or are made a party or are threatened to be made a party to or are involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that you, or a person for whom you are the legal representative, is or was a director or officer of the corporation or any of its subsidiaries or are or were serving at the request of the corporation or any of its subsidiaries as a director, advisory director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, you shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General

Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by you in connection therewith, and such indemnification shall continue after you have ceased to be a director, officer, employee or agent and shall inure to the benefit of your heirs, executors and administrators; provided, however, that, except as provided in the next paragraph hereof, the corporation shall indemnify you in connection with a proceeding (or part thereof) initiated by you only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The corporation shall pay your expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by you in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on your behalf, to repay all amounts so advanced if it shall ultimately be determined that you are not entitled to be indemnified hereunder or otherwise.

     If a claim under the preceding paragraph hereof is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, you may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, you shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required by Delaware General Corporation Law, has been tendered to the corporation) that you have been adjudged by a court of competent jurisdiction that you have not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify you for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of you is proper in the circumstances because you have met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that you have not met such applicable standard of conduct, shall be a defense to the action or create a presumption that you have not met the applicable standard of conduct.

     The limitation of personal liability of directors and the right to indemnification and the advancement and payment of expenses of directors and officers conferred hereunder are contractual obligations of the corporation to you and shall not be deemed exclusive of any other right which you may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. These contractual obligations shall continue after you have ceased being a director or officer and shall inure to the benefit of your heirs, executors and administrators.

     Please acknowledge receipt of the extra copy of this letter and return it to me.

                                Very truly yours,

                                MERCURY FINANCE COMPANY


                                 By   /s/ MICHAEL P. HARRINGTON
                                      --------------------------
                                      Michael P. Harrington


Receipt of this contractual
undertaking is acknowledged:

/s/ John Brincat
----------------------------

                                  April 6, 1996




Steve Gould
1401 West Paces Ferry Road, N.W., Suite A-213
Atlanta, Georgia  30327

     Re:  Indemnification of Directors and Officers of
          MERCURY FINANCE COMPANY AND ITS SUBSIDIARIES

     Dear Mr. Gould:

     The Certificate of Incorporation of Mercury Finance Company limits the scope of personal liability of directors for breaches of fiduciary duty as a director and extends to directors and officers indemnification in the event of personal liability or expenses incurred by them as a result of certain litigation.

     Therefore, by way of further consideration for your continuing service as a director or officer of Mercury Finance Company or subsidiaries (and as permitted by the Delaware General Corporation Law and Article 9 of the Corporation Charter) the corporation hereby commits to you as follows:

     You shall be protected by the corporation to the fullest extent permitted by applicable law from time to time in effect.

     If you have been or are made a party or are threatened to be made a party to or are involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that you, or a person for whom you are the legal representative, is or was a director or officer of the corporation or any of its subsidiaries or are or were serving at the request of the corporation or any of its subsidiaries as a director, advisory director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, you shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by you in connection therewith, and such indemnification shall continue after you have ceased to be a director, officer, employee or agent and shall inure to the benefit of your heirs, executors and administrators; provided, however, that, except as provided in the next paragraph hereof, the corporation shall indemnify you in connection with a proceeding (or part thereof) initiated by you only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The corporation shall pay your expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by you in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on your behalf, to repay all amounts so advanced if it shall ultimately be determined that you are not entitled to be indemnified hereunder or otherwise.

     If a claim under the preceding paragraph hereof is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, you may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, you shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required by Delaware General Corporation Law, has been tendered to the corporation) that you have been adjudged by a court of competent jurisdiction that you have not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify you for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of you is proper in the circumstances because you have met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that you have not met such applicable standard of conduct, shall be a defense to the action or create a presumption that you have not met the applicable standard of conduct.

     The limitation of personal liability of directors and the right to indemnification and the advancement and payment of expenses of directors and officers conferred hereunder are contractual obligations of the corporation to you and shall not be deemed exclusive of any other right which you may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. These contractual obligations shall continue after you have ceased being a director or officer and shall inure to the benefit of your heirs, executors and administrators.

     Please acknowledge receipt of the extra copy of this letter and return it to me.

                                 Very truly yours,

                                 MERCURY FINANCE COMPANY


                                 By   /s/ JOHN N. BRINCAT
                                      --------------------------
                                      John N. Brincat
                                      President and Chief
                                      Executive Officer


Receipt of this contractual
undertaking is acknowledged:



/S/ STEVE GOULD
----------------------------

                                  April 6, 1996




John Pratt
1311 South University Drive
Plantation, Florida  33324

     Re:  Indemnification of Directors and Officers of
          MERCURY FINANCE COMPANY AND ITS SUBSIDIARIES

     Dear Mr. Pratt

     The Certificate of Incorporation of Mercury Finance Company limits the scope of personal liability of directors for breaches of fiduciary duty as a director and extends to directors and officers indemnification in the event of personal liability or expenses incurred by them as a result of certain litigation.

     Therefore, by way of further consideration for your continuing service as a director or officer of Mercury Finance Company or subsidiaries (and as permitted by the Delaware General Corporation Law and Article 9 of the Corporation Charter) the corporation hereby commits to you as follows:

     You shall be protected by the corporation to the fullest extent permitted by applicable law from time to time in effect.

     If you have been or are made a party or are threatened to be made a party to or are involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that you, or a person for whom you are the legal representative, is or was a director or officer of the corporation or any of its subsidiaries or are or were serving at the request of the corporation or any of its subsidiaries as a director, advisory director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, you shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by you in connection therewith, and such indemnification shall continue after you have ceased to be a director, officer, employee or agent and shall inure to the benefit of your heirs, executors and administrators; provided, however, that, except as provided in the next paragraph hereof, the corporation shall indemnify you in connection with a proceeding (or part thereof) initiated by you only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The corporation shall pay your expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by you in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on your behalf, to repay all amounts so advanced if it shall ultimately be determined that you are not entitled to be indemnified hereunder or otherwise.

     If a claim under the preceding paragraph hereof is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, you may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, you shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required by Delaware General Corporation Law, has been tendered to the corporation) that you have been adjudged by a court of competent jurisdiction that you have not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify you for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of you is proper in the circumstances because you have met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that you have not met such applicable standard of conduct, shall be a defense to the action or create a presumption that you have not met the applicable standard of conduct.

     The limitation of personal liability of directors and the right to indemnification and the advancement and payment of expenses of directors and officers conferred hereunder are contractual obligations of the corporation to you and shall not be deemed exclusive of any other right which you may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. These contractual obligations shall continue after you have ceased being a director or officer and shall inure to the benefit of your heirs, executors and administrators.

     Please acknowledge receipt of the extra copy of this letter and return it to me.

                                  Very truly yours,

                                  MERCURY FINANCE COMPANY


                                  By   /s/ JOHN N. BRINCAT
                                      --------------------------
                                      John N. Brincat
                                      President and Chief
                                      Executive Officers


Receipt of this contractual
undertaking is acknowledged:


/S/ JOHN PRATT
----------------------------



                                       3